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                                                                    EXHIBIT 3.45

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 11:31 AM 01/29/2003
                                                          030060648 - 3619675

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        CALPINE CORPUS CHRISTI ENERGY, LP

         This Certificate of Limited Partnership of Calpine Corpus Christi Energy, LP (hereinafter referred to as the "Partnership") is being filed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1.       The name of the Partnership is Calpine Corpus Christi Energy,
LP,

         2. The address of the registered office of the Partnership in Delaware is 9 East Loockerman Street, Suite 1B, Dover, 19901, County of Kent and the name of its registered agent at such address is National Registered Agents, Inc.

         3. The names and business, residence or mailing address of each of the general partners are as follows:

NAME                                         MAILING ADDRESS
----                                         ---------------
Calpine Corpus Christi Energy GP, LLC     c/o Calpine Corporation
                                          50 West San Fernando Street
                                          San Jose, CA 95113

         IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership to be duly executed as of this 29th day of January, 2003.

         General Partner:               Calpine Corpus Christi Energy GP, LLC,
                                        a Delaware limited liability company

                                        By: /s/ Michael Ginsburg
                                            ------------------------------------
                                        Name: Michael Ginsburg
                                        Its: Authorized Person